UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 26, 2014

Commission File Number:  000-27145

SpendSmart Networks, Inc.
(Exact name of small business issuer as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)
33-0756798
(IRS Employer Identification No.)

805 Aerovista Place, Suite 205, San Luis Obispo, California 93401
(Address of principal executive offices)

(866) 497-6081
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Cost Associated with Exit or Disposal Activities.

On November 26, 2014, as part of SpendSmart Networks, Inc.'s (the "Company") efforts to reduce expenses as well as focus its resources on its Mobile and Loyalty Marketing Division, the Company decided to begin a wind down of the operations of its Card Division. All Card Division related operations shall cease on or about January 26, 2015. The Company will be corresponding with its customers to effect an orderly wind down of its operations.

In connection with the wind down of the Card Division, the Company expects to incur approximately $1.2 million in expenses and charges, consisting of: (i) approximately $730,000 in personnel related expenses; (ii) approximately $405,000 in operating expenses; and (iii) approximately $20,000 in professional expenses. Following the transition, the Company expects to realize annualized net savings of approximately $2.1 million.

Item 7.01 Regulation FD Disclosure.

Beginning on November 26, 2014, the Company began notifying its customers of its plan to wind down the Card Division and cease all Card Division related operations on or about January 26, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SpendSmart Networks, Inc.

Date:   November 28, 2014
By:	/s/ Alex Minicucci

Name: Alex Minicucci
Title: Chief Executive Officer